UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

GLOBAL CASH ACCESS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Global Cash Access Holdings, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 24, 2009 (the “Original 8-K”), solely to mark the exhibit index contained in the Original 8-K to indicate that portions of Exhibits 10.1 and 10.2 have been omitted pursuant to a request for confidential treatment. The following Item 9.01 below supersedes and replaces in its entirety Item 9.01 in the Original 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
*10.1	Processing Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., and TSYS Acquiring Solutions, L.L.C. effective July 1, 2009.
*10.2
Amendment to Professional Services Agreement, Amended and Restated Software License Agreement, and Transending Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., Infonox on the Web and TSYS Acquiring Solutions, L.L.C.
99.1	Press Release announcing the execution of the Processing Services Agreement, dated as of August 21, 2009, between Global Cash Access, Inc., and TSYS Acquiring Solutions, L.L.C. effective July 1, 2009.

*	Certain terms and provisions of Exhibit 10.1 and Exhibit 10.2 have been redacted in accordance with the Company’s confidential treatment request pursuant to Rule 24b-2 and 17 C.F.R.§§ 200.80(b)(4), 200.83 and 230.406.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: September 25, 2009

By: /s/ Scott Betts

Scott Betts
Chief Executive Officer